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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 31, 2004
                                         --------------
                        (Date of earliest event reported)


                         DREXLER TECHNOLOGY CORPORATION
                         ------------------------------
               (Exact name of Company as specified in its charter)


            Delaware                    0-6377                 77-0176309
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(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)



         1077 Independence Avenue, Mountain View, California 94043-1601
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               (Address of principal executive offices) (Zip Code)


                                 (650) 969-7277
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                (Company's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSAL OF ASSETS

     On March 31, 2003, registrant completed its acquisition of two related German card companies, Challenge Card Design Plastikkarten GmbH of Rastede, Germany, and cards & more GmbH of Ratingen, Germany (collectively, the "Acquired German Entities"), including their sales operations in the USA and Korea. Registrant purchased the shares of the Acquired German Entities from their five shareholders, Wilfried Hartmann, Werner Janssen, Peter Alpmann, Uwe Ludwig, and Peter Lippold (the "Shareholders"), and purchased the intangible assets of the USA sales operation from a partnership comprised of the Shareholders. In the acquisition transaction, registrant agreed to assume approximately 0.5 million Euros of debt and to pay approximately 4.75 million Euros in cash, consisting of approximately 2.25 million Euros payable at closing and the remaining approximately 2.5 million Euros payable in five equal annual installments, subject to certain future adjustments. This purchase price was determined by negotiation between Registrant and the Shareholders, taking into account such matters as the value of the tangible assets and the going concern value of the business operations of the Acquired German Entities. Four of the Shareholders entered into new employment agreements with the Acquired German Entities while the fifth Shareholder, Peter Lippold, who is resident in the US, entered into an employment agreement with registrant. In addition to salaries, these employment agreements provide for commission based upon the Acquired German Entities which could be as much as 3.75 million Euros over the next five years. The registrant used its available cash to fund the acquisition. The Shareholders had no previous material relationship with registrant or its affiliate or subsidiaries, although registrant did substantial business with the Acquired German Entities during recent years.

     One of the Acquired German Entities owns a plant in Rastede, Germany together with associated equipment which it has used to manufacture plastic cards featuring contactless IC chip technology and high resolution printing. The registrant intends to continue to use the facility and equipment to produce such cards as well as to enhance the facility to produce LaserCard optical memory cards. The enhanced facility would be able to produce cards featuring the key technologies demanded by the market -- optical memory, contact IC chip, contactless RF ID, and magnetic stripe, as well as many other high security features -- either singly or in combination

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

                                     DREXLER TECHNOLOGY CORPORATION


                                     /s/ Steven G. Larson
                                     --------------------
                                     Steven G. Larson
                                     Vice President, Finance and Chief
                                     Financial Officer

Date: April 15, 2004



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